EXHIBIT 5.1

LAW OFFICES OF GARY L. BLUM

3278 WILSHIRE BOULEVARD

SUITE 603

LOS ANGELES, CALIFORNIA 90010

GARY L. BLUM	TELEPHONE: (213) 381-7450
EMAIL: gblum@gblumlaw.com	FACSIMILE: (213) 384-1035

October 16 , 2018

TraqIQ, Inc.

14205 SE 36th St., Suite 100

Bellevue, WA 98006

Re:	Offering Statement on Form 1-A
SEC File No. 000-55785

Gentlemen:

We are acting as counsel to TraqIQ, Inc., a California corporation (the “Company“), in connection with the proposed sale by the Company of up to 24 ,055,596 (the “Offered Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) for a purchase price of $1.00 per Offered Share, pursuant to an offering (the “Offering”) to be qualified with the Securities and Exchange Commission on Form 1-A under Regulation A issued under the Securities Act of 1933, as amended, (the “Act”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Form 1-A; (ii) the corporate and organizational documents of the Company, including the Articles of Incorporation of the Company, as amended to date; (iii) minutes and records of the proceedings of the Company with respect to the issuance and sale of the Offered Shares, and (iv) the Regulation A Offering Statement on Form 1-A (the “Offering Statement”) covering the sale of the Offered Shares.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

The sale of the Offered Shares has been duly authorized, and, when (i) the Offering Statement becomes qualified under the Act, and (ii) the Offered Shares have been issued and sold and the consideration therefor has been received therefore by the Company pursuant to the terms of the Offering Statement, the Offered Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the California Corporations Code, as currently in effect.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Offering Statement and to any and all references to our firm in the offering circular that is a part of the Offering Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/ Law Offices of Gary L. Blum

LAW OFFICES OF GARY L. BLUM